Exhibit 99.2

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Announces Pricing of $500 Million Aggregate Principal Amount of Senior Notes Due 2028

OAK BROOK, Ill., August 25, 2020 — TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse”) announced today the pricing of its $500 million in aggregate principal amount of 4.000% senior unsecured notes due 2028 (the “Notes”) in an underwritten public offering at an issue price of 100.000%. The offering has been upsized from the previously announced amount of $400 million. The Notes will pay interest at the rate of 4.000% per annum and mature on September 1, 2028. The Notes will be guaranteed, with certain exceptions, by TreeHouse’s existing and future U.S. subsidiaries on a senior unsecured basis. The offering of the Notes is expected to close on September 9, 2020, subject to customary closing conditions.

TreeHouse expects to use the net proceeds from the offering of the Notes (i) to fund the redemption of all of the $375.9 million outstanding principal amount of its 4.875% senior notes due 2022 (the “2022 Notes”) at a price of 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date (the “2022 Notes Redemption”), (ii) to pay transaction-related fees and expenses of the 2022 Notes Redemption and (iii) for general corporate purposes. The offering of the Notes is not contingent upon the 2022 Notes Redemption.

J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. are acting as joint book-running managers for the Notes offering. TreeHouse is making this offering pursuant to a shelf registration that became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 25, 2020. This offering will be made solely by means of a prospectus and accompanying prospectus supplement, copies of which may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717 (or by telephone at 1-866-803-9204), BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department (or by email at dg.prospectus_requests@bofa.com), Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Leveraged Syndicate (or by email at IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com or by fax at 1-704-410-4874 with such fax to be confirmed by telephone at 1-704-410-4885) or BMO Capital Markets Corp. by telephone at 1-646-957-2296, or through the SEC website at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful, nor does this press release constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2022 Notes.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have 36 production facilities across North America and two in Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic, and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our intention to consummate the offering and issuance of the notes, our expectation regarding the aggregate principal amount of notes to be sold and the intended use of proceeds from the offering. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the recent COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the recent COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, of our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarter Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and from time to time in our filings with the SEC. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.